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                      AMES DEPARTMENT STORES, INC.              Exhibit 20
                         MARCH RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                             Mar YTD 1997
                                                            Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                            $46.1    $46.1

Cash from Operations:
   Net Income (Loss)                                          (6.4)    (7.6)
   Non-Cash Income Tax Exp (Ben)                              (3.3)    (3.9)
   Other                                                       1.0      0.9
                                                          ------------------
Cash Provided by (Used in) Operations                         (8.7)   (10.6)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                        (51.4)   (62.6)
   Trade Payables increase (decrease)                         12.5     19.3
   All Other                                                 (10.0)   (12.0)
                                                          ------------------
Net Changes in Working Capital                               (48.9)   (55.3)

Capital Expenditures                                          (3.0)    (4.3)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                       51.8     60.0
   Capital Lease Payments                                     (0.5)    (0.4)
   Long-Term Debt Payments                                    (8.2)    (9.4)
   Store Closing and Other                                    (5.7)    (1.2)
                                                          ------------------
Total Other                                                   37.4     49.0
                                                          ------------------

Increase (Decrease) in Cash & Cash Equivalents               (23.2)   (21.2)
                                                          ------------------

Ending Cash & Cash Equivalents                               $22.9    $24.9
                                                          ==================

(a)As reported on Form 8-K dated February 27, 1997


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